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                                                                    EXHIBIT 23.5

                       CONSENT OF ANDREWS & KURTH L.L.P.


We consent to the reference to our firm under the captions "Terms of the Merger--Principal United States Federal Income Tax Consequences" and "Legal Matters" included in the Prospectus/Proxy Statement which is made part of Amendment No. 3 to the Registration Statement on Form S-4 (33-57593) of California Microwave, Inc. for the registration of 3,350,000 shares of its Common Stock.


                                     ANDREWS & KURTH L.L.P.

Houston, Texas

  April 20, 1995